Exhibit 10.32

Plant and Office Building Lease Agreement

[Unofficial Translation]

Lessor (hereinafter referred to as Party A) : Tianjin Shengkai Industrial Technology Development Co., Ltd.

Address: Wanggang Road 27, South Development Zone, Tianjin City

Lessee (hereinafter referred to as Party B) : Tianjin Longhan Jingmi Industrial Co., Ltd.

Address: Road 4, #28, Saida Moju Yuan C4-C5, Xiqing Economic Development Zone, Tianjin City

This agreement is made by and between the parties on the matter of lease of the plant and office building pursuant to the Contract Law of the People’s Republic of China, Law of the People’s Republic of China on Urban Real Estate Administration and other relevant laws under the principles of equality, mutual- benefit, and valuable consideration.

1.	The Status of the Plant
A.
Party A is willing to lease to Party B the plant and office building located in Wanggang Road 27, South Development Zone, Tianjin City (hereinafter referred to as the “Premise”), the total area of the Premise is 6133.75 square meters, (please see the Certificate of Land Property Ownership #112030902147 for more detailed information).

B.	The purpose of use of the Premise is only for production. Party B shall not change the purpose of use of the Premise without Party A’s consent.

2.	Lease Term
A.	The term of the lease agreement is five years, commencing from August 15, 2011 to October 15, 2016.
B.
Under the circumstance that the government makes a plan of the area where the Premise is located, Party B shall remove out of the Premise unconditionally at the cost of Party B per the request of Party A.  Under the circumstance that there is no such government plan, Party B has the preemptive right to renew this lease agreement for 5 five years once the lease expired.

3.
Availability of the Premise
Party A shall make the Premise available to Party B for the purpose of use within 10 days from the effective date of this lease agreement, and Party B shall sign all the lease documents, and Party B agrees to lease the Premise and facilities as its current status.  Please see the attachment for the facilities.

4.	Rental and Deposit
A.
The rental fees is 900,000RMB per year (nine hundred thousand RMB), among which 800,000 RMB (eight hundred thousand RMB) shall be wired to the account designated by Party A by the way of bank transfer, 100,000 RMB (one hundred thousand RMB) shall be wired to the account designated by Party A by the way of cash wire.  The payment shall be made once half a year.  The rental fee is 75,000 RMB per month (seventy-five thousand RMB), and Party A is responsible for the tax which is required according to the regulation.

B.
Party B shall pay Party A 50,000 RMB as deposit when this lease agreement is entered into.  If the deposit is not delivered within 10 days after the lease agreement is made, the agreement will be terminated automatically, and Party B shall compensate Party A in the amount of the deposit.  Party A shall return the deposit without the interests to Party B when the lease expired, under the conditions that no breach of the Agreement by Party B, no destroy of the facility on the Premise and Party B has made all the rental fee, tax and all other expenses derived from the lease agreement.

C.	Delivery of the rental fee: Party B can use the Premise since the effective date of this agreement, commencing from October 15, 2011. The rental fee shall be made once half a year.
D.
Within 10 days after the Agreement is made, Party B shall make the payment of 400,000 RMB (four hundred thousand RMB) as first payment, which is considered as part of the rental fee of the six months period from October 15, 2011 to April 15, 2012.  The rest of the payment which is 50,000 RMB (fifty thousand RMB) shall be paid by cash when the second payment is made, which is when the rental fee of the second six-month period is made.  In the case that Party B does not make the first payment within the 10 days after the agreement is made, the agreement will be terminated automatically, and Party B shall compensate Party A for the losses.  Party A shall issue the invoice to Party B when it receives the cash payment from Party B.

E.
During the term of the lease, from 2012, Party B shall pay the rental fee for the six-month period from July to December to Party A before March 1 and pay the rental fee for the six-month period from January to June to Party A before September 1.
There are three pieces specific equipment and one elevator in the plant which needs the examination by the authorized entity once two years.  Party B is responsible for the safety of using the equipment, and Party A is responsible for the examination fee.
Party A shall submit the decoration and repair plan to Party B when the agreement is entered, and Party B shall be responsible for the expenses of using the facilities on the Premise.

F.
With respect to the rental fee, tax and deposit (excluded the cash payment) set forth in the provision, Party B shall make the payment to the below bank account designated by Party A by the way of bank transfer:
Name:  Tianjin Shengkai Industrial Technology Development Co., Ltd.
Bank:   Pufa Bank Tianjin Branch
Account number: 7701054740007087

5.	Other Expenses
A.
During the term of the lease, Party B shall be responsible for the fee of supply of water, electricity, gas, telephone and communication.  Party B shall make the full payment once a month, and shall be responsible for penalty fee and all the consequences if it fails to make on time payment.  The method of the payment is that Party A will make the payment for Party B, and then Party B shall make the same payment to Party A within the 3 days after Party A makes the payment for Party B.
B.
Power capacity expansion fee:  the power capacity provided by Party A is 500KVA, and the power capacity could be expanded if more is required.  Party A shall be responsible for handling the process of expanding the power capacity, and Party B shall be responsible for the fee for the power capacity expansion.  Party A shall start the process of expanding the power capacity when this agreement is effective, and Party B shall pay Party A any fee derived from the process.

C.
With respect to the fees set forth in this provision, if Party B fails to make such payment 30 days later than the payment is due, Party A has the right to cancel this agreement and request Party B compensate Party A for any losses (including direct loss and indirect loss), and Party A has the right to maintain the deposit.

6.	Party A’s warrants during the term of the lease:
A.	Party A guarantees that it leases the Premise pursuant to the regulations, and requirements of national government and local government;
B.
Party A has an exclusive ownership of the Premise leased to Party B.  Party A will be responsible for cleaning the issues if anyone claims the ownership of the Premise.  And Party A shall be responsible for the loss of Party B resulted from such issue.

7.	Party B’s warrants during the term of the lease:
A.
Party B shall use the premise and the facilities properly without changing the Premise, expanding the Premise or making attachment to it without the consent of Party A.  Under the circumstances that Party B needs to repair the Premise or expand the facilities, it shall not commence doing that until getting the consent form Party A and the approval from the relevant government authority after Party A submits the application to the government authority.  Party B shall be responsible for all the fees.

D.
Party B shall pay the rental fee according to the lease agreement.  If Party B fails to make the payment on time, besides the rental fee, it shall also pay to Party A the penalty equal to 0.5% of the monthly rental fees for each day delay.  In the case that Party B fails to make the payment beyond 60 days behind, Party A has the right to cancel this agreement and request Party B compensate Party A for any losses (including direct loss and indirect loss), and Party A has the right to maintain the deposit and rental fees.

8.	Repair responsibility of the premise:
A.	Party B shall be responsible to repair the Premise and the facilities during the term of the lease;
B.	Party B is not responsible for any destroy of the Premise or the facilities due to the force majeure;
C.
Party B has the responsibility to use and maintain the Premise and facilities properly, and Party B is also responsible to eliminate the fault and danger that might happen on the Premise to avoid any potential trouble.  Party B shall be responsible for compensating the loss due to Party B’s untimely repair which results in the destroying incident of the Premise, loss of the properties or personal injury.

D.	Party B shall give the assistance when Party A is conducting the regular examination and repair of the Premise.

9.	Transfer of the Lease, Amend the Agreement and Return of the Premise
A.	During the term of the lease, Party B has the right to decorate the Premise, and such decoration has to be made lawfully.
B.
During the term of the lease, any transfer of the lease wholly or partially to the third party shall be made with the consent of Party A, and a separate contract shall be entered into.  In the case that it is transferred without Party A’s consent, Party A has the right to cancel this agreement and request Party B compensate Party A for any losses (including direct loss and indirect loss), and Party A has the right to maintain the deposit and the rental fees.

C.
During the term of the lease, two parties shall consult with each other when they want to amend or terminate the agreement.  The party who wants to terminate the agreement shall compensate the other party for the loss unless it is exempt pursuant to the laws.

D.
Party B shall clean the Premise, remove out of the Premise  and return the Premise to Party A before the term of the lease is about to expire or when the agreement is terminated.  Party B shall be responsible for the cleaning fees occurred to Party A in the case that Party B does not do the cleaning when it returns the Premise to Party A.

E.
Party B shall obey the laws, regulations and adhere to the policies regarding property management of the Premise made by Party A, and Party B shall be responsible for the consequence if it violates.  Party B shall be responsible for the losses if it affects the others nearby the Premise due to its violations of the laws, regulations and the policies.

10.	Provision of Decoration
A.
During the term of the lease, if Party B wants to decorate or change the Premise, it has to submit the decoration plan to Party A in advance to get Party A’s consent, and submit to the government authority for approval if any is required.  Party A can raise a disagreement to the decoration plan if it would affect others on the commonly-shared facilities, and Party B shall make changes accordingly.  Party B shall be responsible for the changing and decoration fee.

B.
Under the circumstances that the decoration changing plan might affect the main structure of the Premise, such plan cannot be carried out until it is approved in writing by Party A and the entity who designed the Premise.

11.	Advertisement
A.	No advertisement board can be set up on the Premise by Party B unless it is done with the written consent of Party A and all the relevant government approval procedures have been gone through.
B.	No advertisement board can be set up around the Premise by Party B unless it is done with the written consent of Party A and pursuant to the government regulations.

12.	Fire Safety

A.
During the term of the lease, Party B shall adhere to the laws and regulations of fire safety strictly, and play an active assisting role in the fire safety matters; otherwise, Party B shall bear all the relevant loss.

B.	Party B shall have fire extinguishers according to the relevant regulations on the Premise, and it is not allowed to use the fire safety facility on the Premise for other purpose.
C.	It is required to have the approval of the department in charge when some level one work involving fire is conducted on the Premise temporarily (such as welding work).
D.
Party B shall be responsible for the fire safety on the Premise according to the regulations of the fire department.  Party A has the right to examine the fire safety of the Premise at the reasonable time which agreed by the two parties, Party B cannot object or delay to agree such suggestion unless it is with acceptable reasons.

13.	Fees Party B shall bear the stamp duty tax and registration fees derived from this agreement.

14.
Applicable Laws and Dispute Resolutions

The agreement shall be governed and interpreted under the laws of the People’s Republic of China. Any dispute arising out of or relating to this agreement shall be settled by the parties hereto through friendly consultation.  If any dispute is not settled through friendly consultation by the parties, such dispute shall be submitted to the people’s court which has the jurisdiction over such dispute.

15.	Miscellaneous
A.
This agreement terminates automatically in the case that the ownership of the Premise is recovered by the government by the way of demolition or any other way.  Party B shall return the Premise timely and all the demolition compensation belongs to Party A.

B.	With respect to the matters which are not covered in the agreement, the parties can enter into supplement agreement upon consultation.
C.	The agreement shall be effective when it is signed and sealed by the parties, and only after Party A receives the deposit made by Party B.
D.	This agreement is made in two original copies, and each party shall hold one original copy.

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Party A (sealed) : Tianjin Shengkai Industrial Technology Development Co., Ltd.

Legal Representative: Wang Chen

Authorized Representative: Guo Wei

Party B : Tianjin Longhan Jingmi Industrial Co., Ltd.

Legal Representative: Longquan Li

Authorized Representative: Longquan Li

Date of signature: August 3, 2011